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                         EXHIBIT 10 - MATERIAL CONTRACTS

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

         This First Amendment to the Employment Agreement is effective the first day of October, 1998 (the "First Amendment"), by and between MICROS SYSTEMS, INC., a Maryland corporation, with offices located at 12000 Baltimore Avenue, Beltsville, Maryland 20705 (hereinafter referred to as the "Company"), and Gary
C. Kaufman, whose address is 10203 Castle Hill Court, Ellicott City, MD 21042 (hereinafter referred to as the "Executive").

         WHEREAS, the Executive and the Company entered into an Employment Agreement dated May 28, 1997 (the "Agreement"); and

         WHEREAS, the parties hereto would like to amend the Agreement pursuant to this First Amendment in an effort both: (i) to reflect the rapid growth experienced by the Company, and the current status of the Company and the Executive relative to other similarly positioned entities; and (ii) to solidify the long-term management structure of the Company.

         NOW, THEREFORE, the Company and the Executive, for good and valuable consideration, and pursuant to the terms, conditions, and covenants contained herein, hereby agree as follows:

1. Section 3 of the Agreement, captioned "Term", shall be deleted in its entirety and the following new language inserted in lieu thereof:

         "Term. The term of this Agreement shall commence upon October 1, 1998, and shall be for a period of three years. The term of this Agreement shall be automatically renewed on October 1 of each year for successive three-year renewal terms thereafter, unless written notice is given by either party to the other party, pursuant to which a party states that it elects not to renew automatically the Agreement for an additional three-year renewal term. Such written notice of non-renewal must be provided to the other party not less than 120 days prior to the automatic renewal date. In the event a notice of non-renewal is tendered in accordance with the terms hereof, the Agreement shall continue until the end of the then existing three-year term, unless otherwise terminated as provided hereinbelow."

2. All other provisions of the Agreement shall remain in full force and effect.



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         IN WITNESS WHEREOF, the parties have executed this First Amendment as of the dates indicated below, the effective date of this First Amendment being the first day of October, 1998.

                                COMPANY:
ATTEST:                         MICROS SYSTEMS, INC.

-----------------               By:

                                -----------------------                   (SEAL)
                                A.L. Giannopoulos
                                President and Chief Executive Officer
[Corporate Seal]

                                EXECUTIVE:
WITNESS:                        GARY C. KAUFMAN

-----------------               -------------------------



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